As filed with the Securities and Exchange Commission on July 22, 2015

Registration No. 333-202611

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NBL TEXAS, LLC

(Exact name of registrant as specified in its charter)

Delaware	43-2083519
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1001 Noble Energy Way

Houston, Texas 77070

(281) 872-3100

(Address, including zip code, and telephone numbers, including area code, of registrant’s principal executive offices)

Arnold J. Johnson

Senior Vice President, General Counsel and Secretary

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

(281) 872-3100

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Subsidiary Guarantor Registrant as Specified in its Charter (1)	State or Other Jurisdiction of Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Rosetta Resources Offshore, LLC	Delaware	1311	51-0546843
Rosetta Resources Holdings, LLC	Delaware	1311	20-2943018
Rosetta Resources Operating GP, LLC	Delaware	1311	27-0011349
Rosetta Resources Operating LP	Delaware	1311	71-0882453
Rosetta Resources Michigan Limited Partnership	Delaware	1311	30-0421588

(1)	The address for each subsidiary guarantor registrant is 1001 Noble Energy Way, Houston, Texas 77070, and the telephone number for each subsidiary guarantor registrant is (281) 872-3100.

EXPLANATORY STATEMENT/DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-202611) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on March 9, 2015 by Rosetta Resources Inc., a Delaware corporation (“Rosetta”), registering shares of common stock, par value $0.001 per share, shares of preferred stock, par value $0.001 per share, debt securities, and subsidiary guarantees of debt securities of Rosetta (collectively, the “Securities”).

On July 20, 2015, pursuant to an Agreement and Plan of Merger, dated as of May 10, 2015 (the “Merger Agreement”), by and among Noble Energy, Inc., a Delaware corporation (“Noble”), Rosetta and Bluebonnet Merger Sub Inc., a Delaware corporation and indirect, wholly owned subsidiary of Noble (“Merger Sub”), Merger Sub merged with and into Rosetta, with Rosetta continuing as the surviving entity. Immediately thereafter, Rosetta merged with and into NBL Texas, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Noble (the “Registrant”), with the Registrant continuing as the surviving company. In connection with the merger, the Registrant has terminated all offerings of the Securities pursuant to the Registration Statement. In accordance with the undertaking contained in the Registration Statement, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, any of the Securities registered that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 22, 2015.

NBL TEXAS, LLC

By:	/s/ Charles J. Rimer
Name:	Charles J. Rimer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Rimer Name: Charles J. Rimer	President and Manager (Principal Executive Officer)	July 22, 2015

/s/ John A. Huser Name: John A. Huser	Vice President – Finance, Chief Financial Officer and Manager (Principal Financial Officer)	July 22, 2015

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 22, 2015.

ROSETTA RESOURCES OFFSHORE, LLC

By:	/s/ Charles J. Rimer
Charles J. Rimer
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on dates indicated.

Signature	Title	Date
/s/ Charles J. Rimer Charles J. Rimer	President and Director (Principal Executive Officer)	July 22, 2015

/s/ John A. Huser John A. Huser	Vice President – Finance and Director (Principal Financial Officer)	July 22, 2015

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 22, 2015.

ROSETTA RESOURCES HOLDINGS, LLC

By:	/s/ Charles J. Rimer
Charles J. Rimer
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on dates indicated.

Signature	Title	Date
/s/ Charles J. Rimer Charles J. Rimer	President and Director (Principal Executive Officer)	July 22, 2015

/s/ John A. Huser John A. Huser	Vice President – Finance and Director (Principal Financial Officer)	July 22, 2015

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 22, 2015.

ROSETTA RESOURCES OPERATING GP, LLC

By:	/s/ Charles J. Rimer
Charles J. Rimer
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on dates indicated.

Signature	Title	Date
/s/ Charles J. Rimer Charles J. Rimer	President and Director (Principal Executive Officer)	July 22, 2015

/s/ John A. Huser John A. Huser	Vice President – Finance and Director (Principal Financial Officer)	July 22, 2015

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 22, 2015.

ROSETTA RESOURCES OPERATING LP

By: Rosetta Resources Operating GP, LLC, its sole general partner

By:	/s/ Charles J. Rimer
Charles J. Rimer
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities, which are with Rosetta Resources Operating GP, LLC, the sole general partner of Rosetta Resources Operating LP, and on dates indicated.

Signature	Title	Date
/s/ Charles J. Rimer Charles J. Rimer	President and Director (Principal Executive Officer)	July 22, 2015

/s/ John A. Huser John A. Huser	Vice President – Finance and Director (Principal Financial Officer)	July 22, 2015

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 22, 2015.

ROSETTA RESOURCES MICHIGAN LIMITED PARTNERSHIP

By: Rosetta Resources Operating LP, its sole general partner

By: Rosetta Resources Operating GP, LLC, its sole general partner

By:	/s/ Charles J. Rimer
Charles J. Rimer
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities, which are with Rosetta Resources Operating GP, LLC, the sole general partner of Rosetta Resources Operating LP, the sole general partner of Rosetta Resources Michigan Limited Partnership, and on dates indicated.

Signature	Title	Date
/s/ Charles J. Rimer Charles J. Rimer	President and Director (Principal Executive Officer)	July 22, 2015

/s/ John A. Huser John A. Huser	Vice President – Finance and Director (Principal Financial Officer)	July 22, 2015